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                                                                  EXHIBIT (j)(1)

                          INDEPENDENT AUDITORS' CONSENT



The Shareholders and Board of Directors
ING Series Funds, Inc.:


We consent to the use of our report dated July 15, 2003 as relates to the ING Global Science and Technology Fund and the ING Equity Income Fund (both a series of ING Series Funds, Inc.) incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statements of Additional Information.

                                   /s/KPMG LLP


Los Angeles, California
March 1, 2004